Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Tracy K. Lorenz
Director of Investor Relations
847/585-3899
www.careered.com

CAREER EDUCATION CORPORATION NAMES STEPHEN FIRENG

PRESIDENT OF ONLINE EDUCATION GROUP

Hoffman Estates, Ill., December 21, 2004 — Career Education Corporation (NASDAQ: CECO) has named Stephen C. Fireng president of its Online Education Group (OEG), effective February 1, 2005.  OEG operates two quality online universities, American InterContinental University (AIU) Online and Colorado Technical University (CTU) Online.

Fireng currently is OEG’s senior vice president of marketing and admissions and is part of the OEG executive committee.  He will succeed Nick Fluge, who as announced previously will lead a new CEC initiative to expand the scope of its online business into short-term non-degree learning programs and related products and services.

“Since the launch of AIU Online in 2001, Steve Fireng has played a pivotal role in helping CEC build two online universities that serve nearly 21,000 full-time degree-seeking students in all 50 states and more than 40 foreign countries,” said John M. Larson, CEC’s chairman, president and chief executive officer. “His experience and demonstrated leadership capabilities make him ideally suited to direct OEG’s continued growth and success.”

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Larson added, “Steve and Nick will work closely together between now and February 1 to effect a seamless leadership transition, after which Nick will continue to provide strategic counsel as needed.”

Fireng has been with CEC since 1994 when Collins College was acquired by CEC.  Fireng served as director of admissions at Collins until 1999 when he became a CEC regional director of admissions.  He was named CEC’s national director of admissions in 2000 and served in that post until assuming his current responsibilities in 2001.  Fireng holds a Bachelor of Science in Business Administration degree from Northern Arizona University.

Career Education Corporation (www.careered.com) is the world’s largest on-campus provider of private, for-profit postsecondary education and has a rapidly-growing presence in online education.  CEC’s Colleges, Schools and Universities Group operates 82 campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates and offers doctoral degree, master’s degree, bachelor’s degree, associate degree and diploma programs in the career-oriented disciplines of visual communication and design technologies, information technology, business studies, culinary arts and health education.  The Online Education Group operates American InterContinental University Online and Colorado Technical University Online and offers a variety of degrees in information technology, business, visual communication and education. CEC’s total student population on October 31, 2004 was approximately 97,300 students.

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Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under “Business Outlook” and statements identified by words such as “anticipates,” “expects,” “projects,” “plans,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on information currently available to us and involve risks and uncertainties that could cause our actual growth, results, performance and business prospects and opportunities to differ materially from those expressed in, or implied by these statements. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, Qui Tam, and other lawsuits; cost and potential impact of findings by the special committee of our Board of Directors that is investigating allegations of securities laws violations against CEC; risks related to our ability to comply with regulatory agency requirements or obtain regulatory agency approvals; costs and difficulties related to the integration of acquired businesses; future financial and operational results; competition; general economic conditions; ability to manage and continue growth; and other risk factors relating to our industry  and business, as detailed in our Annual Report on Form 10-K for the year ended December 31, 2003, and from time to time in our other reports filed with the SEC. We disclaim any responsibility to update these forward-looking statements.

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